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[HARMONY(TM) LOGO]                                        Notice to Shareholders
                                                              Annual Report 2005

Harmony Gold Mining Company Limited

Incorporated in the Republic of South Africa
Registration Number 1950/038232/06
("Harmony" or "Company")
JSE Share code: HAR; NYSE Share code: HMY;
ISIN Code: ZAE 000015228

Directors

P T Motsepe* (Chairman), Z B Swanepoel (Chief Executive),
F Abbott*, J A Chissano*#, F Dippenaar, V N Fakude*,
TSA Grobicki, Dr. DS Lushaba*, R Menell*, M Motloba*,
N V Qangule, C M L 'Savage
*Non-Executive;# Mozambican

Secretary

M P van der Walt

Please refer to the Annual Report for details of the Company's directors and management, its major shareholders, material changes, litigation, directors' interests in securities, share capital and the Directors' Responsibility Statement.

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NOTICE TO SHAREHOLDERS

Notice is hereby given that the annual general meeting of Harmony will be held on Friday, 4 November 2005 at 10:00 at Harmony's Corporate Offices, Randfontein Office Park, corner Main Reef Road and Ward Avenue, Randfontein for the following purposes:

1 to receive and adopt the audited financial statements of the Company for the year ended 30 June 2005, including the reports of the directors and auditors;

2     to fix the remuneration of the directors;

3 to elect Mr JA Chissano as director in terms of the Articles of Association of the Company (a short CV appears in the Annual Report under the heading Directorate);

4 to re-elect Mr Frank Abbott, Mr Patrice Motsepe and Mr Cedric Savage who retire by rotation and have made themselves available for re-election, as directors in terms of the Articles of Association of the Company (short CVs of each director appear in the Annual Report under the heading Directorate); and

5 to consider, and if deemed fit, to pass, with or without modification, the following ordinary and special resolutions, the reasons for and the effects of the special resolutions being stated below:

SPECIAL RESOLUTION NUMBER 1

"Resolved that the Company may, as a general approval in terms of section 85 (2) of the Companies Act, 1973 (Act 61 of 1973), as amended, acquire, from time to time, such number of its securities at such price or prices and on such other terms and conditions as the directors may from time to time determine, but subject to the requirements from time to time of any stock exchange upon which the Company's securities may be quoted or listed and to the following requirements of the JSE Limited (JSE):

(a)   the repurchase of securities shall be effected through the order book

                           FINDING YOUR WAY TO THE AGM

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      operated by the JSE trading system and done without any prior understanding or arrangement between the Company and the counter party;

(b) the repurchase of securities must be authorised by the Company's Articles of Association;

(c) the authority shall be valid only until the next annual general meeting of the Company or for 15 months from the date on which this special resolution is passed, whichever period is shorter;

(d) repurchases may not be made at a price more than 10% above the weighted average of the market value for the securities for the five business days immediately preceding the date on which the transaction is effected;

(e) at any point in time, the Company may only appoint one agent to effect any repurchase(s) on the Company's behalf;

(f) the Company may only undertake a repurchase of the securities if, after such repurchase, it still complies with the Listings Requirements of the JSE concerning shareholder spread requirements; and

(g) the Company or its subsidiaries may not repurchase the Company's shares during a prohibited period, as defined in the Listings Requirements of the JSE.

The reason for and effect of special resolution number 1 is to generally approve, in terms of section 85(2) of the Companies Act, 1973 (Act 61 of 1973), as amended (the Act) the acquisition by the Company of securities issued by it, subject to the Listings Requirements of the JSE. The directors intend to utilise this authority at such time or times, in respect of such number of securities, at such price and on such terms as they may consider appropriate in the circumstances from time to time, provided that any repurchase of securities should not, in the aggregate, in this financial year exceed 20% of the Company's issued securities of the class concerned. Accordingly, the method by which the Company intends to acquire its securities, the maximum number of securities which will be acquired and the price(s) and date(s) at which the acquisition(s) is (are) to take place are not presently known. In considering whether or not to act in terms of this general authority, the directors will ensure, for a period of 12 months after the date of the notice of the general meeting, that:

(a) the Company and its subsidiaries (the Croup) will be able, in the ordinary course of business, to pay its debts;

(b) the consolidated assets of the Company and the Group will be in excess of the consolidated liabilities

1 Harmony Annual Report 2005

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      of the Company and the Group. For this purpose, the assets and liabilities will be recognised and measured in accordance with the accounting policies used in the latest audited annual group financial statements;

(c)   the Company and the Group will have adequate capital and reserves; and

(d) the working capital of the Company and the Group will be adequate for ordinary business purposes.

When the Company has cumulatively repurchased 3% of the initial number of the relevant class of securities and for each 3% in aggregate of the initial number of that class acquired thereafter, the Company will publish an announcement giving details thereof in accordance with Rule 11.27 of the Listings Requirements of the JSE. The Company undertakes that it will not enter the market to repurchase the Company's securities in terms of this general authority until such time as the Company's sponsor has provided written confirmation to the JSE regarding the adequacy of the Company's working capital in accordance with Schedule 25 of the Listings Requirements of the JSE.

                            RANDFONTEIN OFFICE PARK

                                     [MAP]

ORDINARY RESOLUTION NUMBER 1

"Resolved that, subject to the approval of the JSE and the directors of the Company, the Harmony (2003) Share Option Scheme (approved by shareholders on 14 November 2003) be amended by the deletion of clause 3.2 and the substitution thereof by the following:

3.2 The aggregate number of unissued shares that may be used for the Option Scheme and the Existing Schemes, shall not exceed 14% of the issued share capital of the Company from time to time, which as at 1 September 2005 is represented by 55 067 767 shares. Shares which are the subject of lapsed or terminated options and shares which are the subject of options which have been exercised by participants who are no longer employees shall not be regarded as being reserved for the Option Scheme."

This ordinary resolution is required as the Harmony (2003) Share Option Scheme (Scheme) limited the aggregate number of shares that may be used for the Scheme and the Existing Schemes (as defined therein) to 14% of the issued share capital of the company as at 16 September 2003. The issued share capital of the company has increased substantially since 16 September 2003 and the amendment accommodates this.

ORDINARY RESOLUTION NUMBER 2

"Resolved that the directors of the Company be and are hereby authorised to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme, the Harmony (2001) Share Option Scheme and the Harmony
(2003) Share Option Scheme, 10% of the remaining unissued securities in the capital of the Company, being 80 665 881 ordinary shares of 50 cents each as at 1 September 2005, at such time or times to such person or persons; or bodies corporate upon such terms and conditions as the directors may from time to time at their sole discretion determine, subject to the provisions of the Companies Act, 1973 (Act 61 of 1973), as amended, and the Listings Requirements of JSE Limited."

This ordinary resolution is required in order to comply with the provisions of section 221 of the Act and has been limited to ensure that not all of the current unissued share capital, being 806 658 806 ordinary shares as at 1 September 2005, be placed under the control of the directors.

ORDINARY RESOLUTION NUMBER 3

"Resolved that the directors of the Company be and are hereby authorised to allot and issue equity securities including the grant or issue of options or securities that are convertible into an existing class of equity securities for cash (or the extinction of a liability, obligation or commitment, restraint(s), or settlement of expenses) on such terms and conditions as the directors may from time to time at their sole discretion deem fit, as and when suitable opportunities arise therefore, but subject to the following requirements of the
JSE:

(a) the equity securities which are the subject of the issue for cash must be of a class already in issue, or where this is not the case, must be limited to such securities or rights that are convertible into a class already in issue;

(b) the equity securities must be issued to public shareholders, as defined in the Listings Requirements of the JSE, and not to related parties;

                                                    Harmony Annual Report 2005 2

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(c)   equity securities which are the subject of general issues for cash:

      (i) in the aggregate, in any one financial year, may not exceed 15% of the relevant number of equity securities in issue of that class (for purposes of determining the securities comprising the 15% number in any one year, account must be taken of the dilution effect, in the year of issue of options/convertible securities, by including the number of any equity securities which may be issued in future arising out of the issue of such options/convertible securities);

      (ii) of a particular class, will be aggregated with any securities that are compulsorily convertible into securities of that class, and, in the case of the issue of compulsorily convertible securities, aggregated with the securities of that class into which they are compulsorily convertible;

      (iii) as regards the number of securities which may be issued (the 15% number), shall be based on the number of securities of that class in issue added to those that may be issued in future (arising from the conversion of options/convertible securities), at the date of such application:

            (1) less any securities of the class issued, or to be issued in future arising from options/ convertible securities issued, during the current financial year;

            (2)   plus any securities of that class to be issued pursuant to:

                  (aa) a rights issue which has been announced, is irrevocable and is fully underwritten; or

                  (bb) an acquisition which has had final terms announced may be included, as though they were securities in issue as at the date of application;

(d) the maximum discount at which equity securities may be issued is 10% of the weighted average traded price of such securities measured over the 30 business days prior to the date that the price of the issue is determined or agreed by the directors of the Company. The JSE will be consulted for a ruling if the Company's securities have not traded in such 30 business day period. "The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at the annual general meeting is required for this if approved by shareholders, shall be valid until the Company's next annual general meeting or for 15 months from the date of the resolution, whichever is the shorter." After the Company has issued equity securities in terms of this general authority representing, on a cumulative basis within the current financial year, 5% or more of the number of equity securities in issue prior to that issue, the Company will publish an announcement containing full details of the issue in accordance with Rule 11.22 of the Listings Requirements of the JSE.

The Company will only transact in derivative transactions relating to the repurchase of securities if, with regard to the price of the derivative:

(i) the strike price of any put option written by the Company less the value of the premium received by the Company for that put option may not be greater than the fair value of a forward agreement based on a spot price not greater than 10% above the weighted average of the market value for the securities for the five business days immediately preceding the date on which the transaction is effected;

(ii) the strike price of any call option may be greater than 10% above the weighted average of the market value for the securities for the five business days immediately preceding the date on which the transaction is effected at the time of entering into the derivative agreement, but the company may exercise the call option if it is more than 10% "out of the money";

(iii) the strike price of the forward agreement may be greater than 10% above the weighted average of the market value for the securities for the five business days immediately preceding the date on which the transaction is effected but limited to the fair value of a forward agreement calculated from a spot price not greater than 10% above the weighted average of the market value for the securities for the five business days immediately preceding the date on which the transaction is effected.

VOTING AND PROXIES

Each shareholder of Harmony who, being an individual, is present in person or by proxy, or, being a company, is represented at the general meeting, is entitled to one vote on a show of hands. On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote in his stead. A proxy need not be a shareholder of Harmony.

Certificated shareholders and own name dematerialised shareholders who are unable to attend the general meeting, but who wish to be represented thereat must complete and return the attached form of proxy to the transfer secretaries of Harmony, being Eyethu Registrars (Proprietary) Limited or Capita Registrars, to reach them by no later than 10:00 (SA time) on 2 November 2005. The completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.

Dematerialised shareholders other than those who have elected "own name" registration who wish to attend the general meeting must request their Central Securities Depositary Participant (CSDP) or broker to provide them with a letter of representation or must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholder and its CSDP or broker.

By order of the Board
Harmony Gold Mining Company Limited

/s/ MP van der Walt

MP van der Walt
Secretary
Virginia, South Africa
2 September 2005

3 Harmony Annual Report 2005

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                       HARMONY GOLD MINING COMPANY LIMITED
                  INCORPORATED IN THE REPUBLIC OF SOUTH AFRICA
                       REGISTRATION NUMBER 1950/038232/06
                            (HARMONY OR THE COMPANY)
       JSE SHARE CODE: HAR; NYSE SHARE CODE: HMY; ISIN CODE: ZAE 000015228

                                   PROXY FORM

For use by certificated shareholders and "own name" dematerialised shareholders of Harmony (shareholders) at an annual general meeting of Harmony to be held at 10:00 (SA time) on Friday, 4 November 2005, at the Harmony Corporate Office, Randfontein Office Park, corner of Main Reef Road and Ward Avenue, Randfontein, and any adjournment thereof (the annual general meeting).

I/We_____________________________________________________(NAME IN BLOCK LETTERS)

being the holder/s of___________________shares in the Company, do hereby appoint

1. ___________________________________________________________or failing him/her

2. ___________________________________________________________or failing him/her

3. the chairman of the general meeting

as my/our proxy to act for me/us and on my/our behalf at the annual general meeting which will be held for the purpose of considering and, if deemed fit, passing, with or without modification, the special and ordinary resolutions to be proposed thereat and at any adjournment thereof, and to vote for or against the resolutions and/or abstain from voting in respect of the shares registered in my/our name/s, in accordance with the following instructions (see note 2):

                                                                                                  FOR       AGAINST     ABSTAIN
                                                                                                 -----      -------     -------
RESOLUTION 1           Adoption of 2004/2005 audited Financial Statements

RESOLUTION 2           To fix the remuneration of directors

RESOLUTION 3           To elect directors in terms of the company's Articles of Association:
                       Mr JA Chissano

RESOLUTION 4           To re-elect directors in terms of Harmony's Articles of Association:
                       Mr F Abbott
                       Mr PT Motsepe
                       Mr CMA Savage

SPECIAL RESOLUTION     Granting authority for share repurchases
NUMBER 1

ORDINARY RESOLUTION    Amending clause 3.2 of the Harmony
NUMBER 1               (2003) Share Option Scheme

ORDINARY RESOLUTION    Placing 10% of the unissued ordinary shares of the company
NUMBER 2               under directors' control

ORDINARY RESOLUTION    Authorising the directors to issue shares for cash
NUMBER 3

Signed at________________________________ on _____________________________ 2005.

Signature_______________________________________________________________________

Assisted by me (where applicable)_______________________________________________

(Note: A shareholder entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his/her stead. Such proxy need not also be a shareholder of the Company).

PLEASE READ THE NOTES ON THE FOLLOWING PAGE UNDER THE HEADING "NOTES".

                                                    Harmony Annual Report 2005 4

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NOTES:

1. A certificated or "own name" dematerialised shareholder may insert the name of a proxy or the names of two alternatives proxies of the certificated or "own name" dematerialised shareholder's choice in the space/s provided, with or without deleting "the chairman of the general meeting"; but any such deletion must be initialled by the certificated or "own name" dematerialised shareholder. The person whose name appears first on the form of proxy and who is present at the general meeting will be entitled to act as proxy to the exclusion of those whose names follow.

2. A certificated or "own name" dematerialised shareholder's instructions to the proxy must be indicated by the insertion of the relevant number of votes exercisable by that shareholder in the appropriate box provided. Failure to comply with the above will be deemed to authorise the proxy to vote or to abstain from voting at the general meeting as he/she deems fit in respect of all the certificated shareholders' votes exercisable thereat. A certificated or "own name" dematerialised shareholder or his proxy is not obligated to use all the votes exercisable by the shareholder or by his proxy, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of votes exercisable by the certificated or "own name" dematerialised shareholder or by his/her proxy.

3. This duly completed form of proxy must be received by the Company's transfer secretaries, Eyethu Registrars (Pty) Limited, 11 Diagonal Street, Johannesburg, 2001 (PO Box 4844, Johannesburg, 2000) or Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England 48 hours before the time fixed for the general meeting.

4. The completion and lodging of this form of proxy will not preclude the relevant certificated or "own name" dematerialised shareholder from attending the general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof.

5. Documentary evidence establishing the authority of a person signing this form of proxy in a representative or other legal capacity must be attached to this form or proxy unless previously recorded by the Company's transfer secretaries or waived by the chairman of the general meeting.

6. Every person present and entitled to vote at the general annual meeting as a registered member or as a representative of a body corporate shall on a show of hands have one vote only, irrespective of the number of shares such person holds or represents, but in the event of a poll, such person or representative, will have one vote per share.

7. Any alteration or correction made to this form of proxy must be initialled by the signatory/ies.

8. Dematerialised shareholders other than those with "own name" registration who wish to attend the general meeting must request their Central Securities Depositary Participant (CSDP) or broker to provide them with a Letter of Representation or they must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholders and their CSDP or broker.

5 Harmony Annual Report 2005

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                              Russell & Associates

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